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                                                                      Exhibit 21

                    SUBSIDIARIES OF APPLIED MATERIALS, INC.


                                                                          State or Country of
                                                                             Incorporation
 Subsidiaries of Applied Materials, Inc.                                    or Organization
 ---------------------------------------                                  -------------------
 Applied Materials Japan, Inc.                                               Japan
 Applied Materials Europe B.V.                                (1)            Netherlands
 Applied Materials International B.V.                                        Netherlands
 Applied Komatsu Technology, Inc.                                            Japan
  (50-50 joint venture with Komatsu Ltd.)
 Applied Acquisition Subsidiary                                              California
 Applied Materials International, Inc.                                       California
 Applied Materials (Holdings)                                 (2)            California
 Applied Materials Asia-Pacific, Ltd.                         (3)            Delaware
 Applied Materials Israel, Ltd.                                              Israel
 ---------------------------------------
 (1)  Applied Materials Europe B.V. owns
 the following subsidiaries:

 Applied Materials GmbH                                                      Germany
 Applied Materials France SARL                                               France
 Applied Materials, Ltd.                                                     England
 Applied Materials Ireland, Ltd.                                             Ireland
 Applied Materials Sweden AB                                                 Sweden

 (2) Applied Materials (Holdings) owns the following subsidiary:

 Applied Implant Technology, Ltd.                                            California

 (3) Applied Materials Asia-Pacific, Ltd. owns the following subsidiaries:.

 Applied Materials Korea, Ltd.                                               Korea
 Applied Materials Taiwan, Ltd.                                              Taiwan
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